Exhibit 99.1

NEWS RELEASE

	Contacts:	James E. Braun, CFO
Newpark Resources, Inc.
281-362-6800

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600
NEWPARK RESOURCES ANNOUNCES NEW AGREEMENT
TO SELL U.S. ENVIRONMENTAL SERVICES BUSINESS
Agreement with CCS Inc. replaces prior agreement with Trinity
THE WOODLANDS, TX — April 16, 2008 — Newpark Resources, Inc. (NYSE: NR) today announced that it has reached a new agreement to sell its U.S. Environmental Services business to a subsidiary of CCS Inc. (“CCS”), a provider of waste and environmental services headquartered in Calgary, Alberta Canada. Under the terms of the new agreement, Newpark will receive $85 million in cash, subject to adjustment as provided in the agreement. This compares to a sales price of $81.5 million plus a five-year earn out provision under the previous agreement with Trinity TLM Acquisitions, LLC (“Trinity”). Prior to the execution of the agreement with CCS, Newpark executed an agreement that terminated Newpark’s previous agreement with Trinity. This termination agreement contains an incentive for Trinity to support the transaction with CCS by providing for a transaction fee in the amount of $2.5 million payable to Trinity from Newpark in certain circumstances. CCS is a recognized leading provider of integrated environmental services to upstream and downstream oil and gas companies in Canada and the United States.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are extremely pleased to announce this significant new development related to the pending sale of our environmental business. The decision to enter into this new agreement with CCS was made following Trinity’s inability to secure acceptable financing for its transaction due to the difficult credit markets. We believe that CCS will be able to move rapidly to close the transaction due to its access to capital and ability to utilize Trinity’s prior due diligence.”

The sale is expected to close in July 2008 and is subject to customary conditions, regulatory approvals and the satisfactory completion of due diligence by CCS. Newpark still intends to use the net proceeds from the sale to pay down debt and for other general corporate purposes.
Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the timing and completion of the proposed sale of the environmental business, Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, Newpark’s successful completion of the proposed sale of the environmental business, the investigation of the certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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